Exhibit 99.1

Dassault Systèmes has updated its website at www.3ds.com/investors/acquisition-announcement/.  The updated website includes the information filed herewith.

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INVESTORS > ACQUISITION ANNOUNCEMENT

Important Information

The tender offer described in this website has not yet commenced, and this material is neither an offer to purchase nor a solicitation of an offer to sell shares of Accelrys' common stock. At the time the tender offer is commenced, Dassault Systèmes will file a tender offer statement with the United States Securities and Exchange Commission (the "SEC"). **Accelrys' stockholders are strongly advised to read these documents that will be filed with the SEC, because they will contain important information that Accelrys' stockholders should consider before tendering their shares.** These documents will be available for free at the SEC's website (http://www.sec.gov) or by directing a request to Dassault Systèmes, 10 rue Marcel Dassault, CS 40501, 78946 Vélizy-Villacoublay, Cedex, France.

Signing of a definitive merger agreement to acquire Accelrys Inc.

Dassault Systèmes and Accelrys to Join Forces

January 30, 2014 - Dassault Systèmes and Accelrys to Join Forces

Dassault Systèmes and Accelrys hosted a conference call at **7am (Pacific Time) - 10 am (Eastern Time) - 3pm London Time - 4pm Paris Time**.

Download the text of conference call (pdf)

The **press release** is available by clicking here

Access to conference call, click here

Conference call text, click here

Conference call replay, until February 28, 2014 :

- for Europe : +44 (0) 1452 550 000

- for USA : +1 866 247 4222

access code : 52368363

For **more details**, please, click here

Investor Relations

François-José Bordonado
Michele Katz
Béatrix Martinez
Catherine Quelven
Phone: +33 1 61 62 69 24
Fax: +33 1 70 73 43 59
Email: investors(at)3ds.com

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